EXHIBIT 23.2
DEGOLYER AND MACNAUGHTON
5001 Spring Valley Road
Suite 800 East
Dallas, Texas 75244
February 27, 2009
Superior Energy Services, Inc.
601 Poydras St. Suite 2400
New Orleans, LA 70130
Ladies and Gentlemen:
     We hereby consent to the reference to DeGolyer and MacNaughton and to the incorporation of the estimates contained in our “Appraisal Report as of December 31, 2007 on Certain Properties owned by SPN Resources, LLC” (our Report) in the “Notes to the Consolidated Financial Statements” portion of the Annual Report on Form 10-K of Superior Energy Services, Inc. for the year ended December 31, 2008. SPN Resources, LLC was a wholly owned subsidiary of Superior Energy Services, Inc. In addition, we hereby consent to the incorporation by reference of references to DeGolyer and MacNaughton and to our Report in Superior Energy Services, Inc.’s Registration Statements on Form S-3 (Registration Nos. 333-142532), and on Form S-8 (Registration No. 333-125316, 333-116078, 333-101211, 333-33758, 333-43421, 333-12175, 333-136809, 333-146237 and 333-144394).

Very truly yours,
/s/ DeGOLYER and MacNAUGHTON